STOCK PLEDGE AND SECURITY AGREEMENT


     STOCK PLEDGE AND SECURITY AGREEMENT dated as of August 29, 1997, among RT INDUSTRIES, INC. (the "Pledgor"), each of JOHN W. KOHUT, LINDA S. RAM, MARTIN CHEVALIER and MALVINA B. CHEVALIER, individuals residing in New York and the Commonwealth of Virginia, respectively (collectively, the "Pledgees"); and QUALITY AUTOMOTIVE COMPANY (the "Issuer").

     The parties hereto hereby agree as follows:

     The covenants and agreements in this Stock Pledge Agreement are junior to and subordinate to those obligations of the Pledgor contained in a certain Pledge Agreement dated as of August __, 1997 (the "Senior Pledge Agreement"), by and between the Pledgor and LaSalle Business Credit, Inc., (the "Senior Lender"), wherein the same collateral secured by this Stock Pledge and Security Agreement has been pledged to secure the obligations of the Issuer to the Senior Lender. The Pledgor's representations, warranties and covenants contained in this Pledge Agreement shall be construed as made with reference to the prior obligations of Pledgor to, and the senior rights of the Senior Lender in the collateral as set forth in that certain Subordination and Inter-Creditor Agreement between Pledgees and the Senior Lender dated as of August 29, 1997 (the "Subordination Agreement").

     1. Pledge of Securities and Grant of Security Interest.

     (a) To secure the payment and performance by Pledgor of its obligations to the Pledgees under two guaranties issued by Pledgor (the "Guaranties") to the Pledgees guaranteeing the payment of two promissory notes (collectively, the "Notes") issued by the Issuer, in the aggregate principal amount of $4,500,000 (collectively, the "Obligations"), the Pledgor hereby pledges to the Pledgees, and grants to the Pledgees a continuing security interest in, all shares of the common stock of the Issuer which are owned by the Pledgor, as more particularly described on Schedule A hereto (the "Pledged Securities"). Upon termination of the rights of the Senior Lender under the Senior Pledge Agreement, LaSalle National Bank Trust Services ("LaSalle") shall deliver or cause to be delivered the Pledged Securities, together with duly executed stockpowers, to (or retained by as the case may be) LaSalle pursuant to an escrow agreement to be entered into between LaSalle, the Pledgers and the Pledgor, or to such other entity mutually agreeable to Pledgor and Pledgees who shall serve as pledge agent (the "Pledge Agent").





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     (b) In the event of any share dividend, stock split, reclassification, readjustment or change is declared or made in the capital structure of the Issuer resulting in the issuance of new, substituted or additional securities of the Issuer in respect of the Pledged Securities or in the event subscription warrants or other rights or options shall be issued in connection with the Pledged Securities, the Pledgor shall deliver to the Pledge Agent all such new, substituted and additional other securities issued and warrants, rights and options, together with stock powers or other similar transfer documents duly executed in blank, all of which shall be deemed to be part of Pledged Securities and shall be held by the Pledge Agent under the terms of this Agreement.

     2. Representations, Warranties and Covenants of Pledgor and/or Issuer. Except for and subject to the provisions of the Subordination Agreement and the Senior Pledge Agreement:

     (a) The Pledgor represents, warrants and covenants that (i) it is, and at all times during the term of this Agreement will be, the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest, charge or other encumbrance except for the security interest created hereby and
(ii) it shall not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or vote to enable the Issuer to, or otherwise permit the Issuer to, issue any other securities in respect of, in lieu of or in substitution for, shares of the capital stock of Issuer or otherwise.

     (b) During the duration of this Agreement, Pledgor and Issuer jointly and severally represent, warrant and covenant that (i) the Pledged Securities constitute one-hundred percent (100%) of the issued and outstanding shares of the capital stock of the Issuer and (ii) except in accordance with the terms hereof or unless Pledgees shall otherwise consent or agree in writing, Issuer shall not, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber, any shares of the capital stock of Issuer or any securities convertible into, or any rights, warrants or options to acquire, any such shares, convertible securities or any other securities or equity equivalents.

     3. Remedies.

     (a) Unless and until a Default (as such term is defined in the Notes) occurs and is continuing, the Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Securities and shall be entitled to receive and retain any cash dividends thereon and any cash distributions made in respect thereof.

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     (b) In the event the Pledgees obtain possession of the Pledged Securities hereunder, Pledgees shall have either of the following remedies:

          (i) Pledgees shall have all of the rights of a secured party upon the occurrence of a default under the Uniform Commercial Code in effect in the Commonwealth of Virginia as of the date of this Agreement and without limiting the generality of the foregoing, upon the occurrence of a Default, the Pledgees shall have the right at any time or times to sell, resell, assign and deliver, all in a commercially reasonable manner, the Pledged Securities or any part thereof, in one or more parcels, at such price of prices as shall be commercially reasonable, at public or private sale, at any exchange or broker's board or elsewhere. The proceeds of any such sale or sales, and any proceeds the Pledgees receive in respect of any realization upon the Pledged Securities, shall be received and applied: first, to the payment of the obligations under the respective Notes and, second, any surplus thereafter remaining shall be paid to the Pledgor or to whosoever may be lawfully entitled to receive the same.

          (ii) Pledgees as a group shall have the option, which option may be exercised by the Pledgees in their sole discretion, to take the following actions in lieu of their other remedies hereunder and in lieu of their rights and obligations under the Uniform Commercial Code:

               (1) Transfer the Pledged Securities and ownership thereof to the Pledgees and take ownership of the Pledged Securities;

               (2) Cancel or otherwise terminate the Notes;

               (3) Return all Share Consideration (as defined in that certain Agreement and Plan of Merger, dated as of June 6, 1997, among the Pledgees, Pledgor and its subsidiary, QUAC Acquisition Corp. (the "Merger Agreement"), held by the Pledgees at the time of the Event of Default; and

               (4) Pay to the Pledgor the amount of $1,500,000.

     Upon the exercise of such option and the taking of the foregoing actions by the Pledgees, the Notes shall be deemed satisfied in full and this Agreement shall terminate.


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     (c) (i) In the event the Pledged Securities are delivered to Pledgees and transferred in accordance with the provisions of 4(b)(i) of this Agreement and the provisions of the Uniform Commercial Code, the Pledged Securities shall be transferred to the Pledgees and/or other transferees, as the case may be, without any requirement of recordation in the Issuer's stock transfer records or stock transfer book or other action. Each of the Pledgor and Issuer hereby agrees to recognize the Pledgees and/or other transferees as the legal and beneficial owner(s) of the Pledged Securities upon the exercise by the Pledgees of any of the remedies hereunder and to take such action as the Pledge Agent, Pledgees and/or other transferees, as the case may be, may reasonably request to confirm or evidence such transfer, including the execution of new stock certificates in the name of the Pledgees and/or other transferees, as the case may be, subject to the provisions of this Article 4 and the Uniform Commercial Code.

     (ii) In the event the Pledged Securities are delivered to Pledgees and transferred in accordance with the provisions of 4(b)(ii) of this Agreement, the Pledged Securities shall be transferred to the Pledgees without any requirement of recordation in the Issuer's stock transfer records or stock transfer book or other action. Each of the Pledgor and Issuer hereby agrees to recognize the Pledgees as the legal and beneficial owner(s) of the Pledged Securities upon the exercise by the Pledgees of any of the remedies hereunder and to take such action as the Pledge Agent and/or the Pledgees may reasonably request to confirm or evidence such transfer, including the execution of new stock certificates in the name of the Pledgees, subject the provisions of this Article 4.

     4. Legend. The certificates representing the Pledged Securities shall bear the following legend:

     THE STOCK REPRESENTED BY THIS STOCK CERTIFICATE IS HELD SUBJECT TO THE TERMS OF A STOCK PLEDGE AND SECURITY AGREEMENT, DATED AS OF AUGUST 29, 1997 AMONG RT INDUSTRIES, INC., JOHN W. KOHUT, LINDA S. RAM, MARTIN CHEVALIER, MALVINA B. CHEVALIER AND QUALITY AUTOMOTIVE COMPANY, AS PLEDGE AGENT, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN SAID AGREEMENT. ANY PURPORTED TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE VOID.

     5. Pledge Agent. The Pledge Agent may resign at any time and, in such event, shall deliver the Pledged Securities pursuant to the joint written instructions of the Pledgor and the Pledgees or, in the absence of such instructions, may deposit the Pledged Securities with the clerk of an appropriate court.


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     6. Notices. All notices and/or other communications relating to this
Agreement shall be in writing and deemed delivered as of the date delivered, if delivered personally, or one (1) business day after having been deposited with courier, if sent by overnight courier, or after being sent by telecopy, if sent by telecopy (receipt confirmed), or three (3) business days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to Pledgor, to:

                                 RT INDUSTRIES, INC.
                                 d/b/a US Automotive Manufacturing
                                 Route 627, Airport Drive
                                 P.O. Box 1426
                                 Tappahannock, VA  22560
                                 Attn:  President
                                 Telephone: 804-443-5356
                                 Telecopier: 804-443-5611

                                       and

          and each of the outside directors (or their respective duly appointed successors), as follows:

         Mandel Sherman                              David Love
         Elmgrove Associates II, L.P.                68 Hammond Pond Parkway
         210 Dartmouth                               Chestnut Hill, MA 02167
         Pawtucket, RI 02860                         Telecopier: (617) 738-1663
         Telecopier: (401) 724-9707

     with a copy to:

                                 Frankfurt, Garbus, Klein & Selz
                                 Attn: Gary A. Schonwald, Esq.
                                 488 Madison Avenue
                                 New York, New York 10022
                                 Telephone: 212-826-5583
                                 Telecopier: (212) 593-9175

     if to Pledgees, to:

         John W. Kohut                               Linda S. Ram
         45 E. 89th Street                           45 E. 89th Street
         Apartment #21B                              Apartment #21B
         New York, NY 10128                          New York, NY 10128
         Telecopier: 212-426-4902                    Telecopier: 212-426-4902


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         Martin Chevalier                            Malvina B. Chevalier
         26 Piscataway Drive                         26 Piscataway Drive
         Cold Cheer Farm Estates                     Cold Cheer Farm Estates
         Tappahannock, VA 22560                      Tappahannock, VA 22560
         Telecopier:                                 Telecopier:

     with a copy to:

                                 McSweeney, Burtch & Crump PC
                                 Attn: Beverley L. Crump, Esq.
                                 11 South Twelfth Street
                                 Richmond, VA  23212
                                 Telephone: (804) 783-6800
                                 Telecopier: (804) 782-2130

or to such other address as either of such parties shall have designated by like notice to the other party.

     7. Miscellaneous. This Agreement (a) may only be modified by a written instrument which is executed by both of the parties hereto; (b) shall be governed by the laws of the Commonwealth of Virginia; (c) sets forth the entire agreement of the parties with respect to the subject matter hereof; (d) may not be assigned by either party hereto without the prior written consent of the other party, and (e) shall inure to the benefit of, and be binding upon, each of the parties hereto and their respectively successors and assigns.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first-above written.

                                                RT INDUSTRIES, INC.


                                                By: /s/ John K. Kenney
                                                   ----------------------------
                                                   John K. Kenney, President

                                                /s/  John W. Kohut
                                                --------------------------------
                                                JOHN W. KOHUT

                                                /s/ Linda S. Ram
                                                --------------------------------
                                                LINDA S. RAM

                                                /s/ Martin Chevalier
                                                --------------------------------
                                                MARTIN CHEVALIER

                                                /s/ Malvina B. Chevalier
                                                --------------------------------
                                                MALVINA B. CHEVALIER

     For purposes of the representations, warranties and covenants, agreements and provisions of the Issuer set forth in Subsections 2(b) and 4(c) of the foregoing Agreement, the undersigned has executed and delivered this Agreement as of the date first-above written.

                                                QUALITY AUTOMOTIVE COMPANY


                                                By: /s/ Martin Chevalier
                                                   -----------------------------
                                                   Name: Martin Chevalier
                                                   Title: Chairman of the Board


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                                   SCHEDULE A


                  Stock Certificates                      Shares
                  ----------------------------------------------

                  Certificate No. 1                       100


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